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                                                                 Exhibit 23.1

INDEPENDENT AUDITORS` CONSENT

We consent to the incorporation by reference in the registration statements (Nos.) 333-90681, 333-39416, 333-43888, 333-76490, 333-73166, 333-66658,
333-83358, 333-81648, 333-48372 on Form 10-K of Alloy, Inc. of our report dated
May 1, 2003 with respect to the consolidated balance sheet of Alloy, Inc. as of January 31, 2003 and the related consolidated statements of operations and comprehensive (loss) income, consolidated statements of changes in shareholders` (deficit) equity, and cash flows for the year ended January 31, 2003 which report appears in the January 31, 2003 annual report on Form 10-K of Alloy, Inc. Our report refers to the adoption in 2002 of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


                                           /s/ KPMG LLP

                                           KPMG LLP


New York, New York
May 1, 2003



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